Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE PARTNERSHIP OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO UNITS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number 1	Initial Number of Series A

Preferred Units 11,000,000

CUSIP 04014Y 200
ISIN US04014Y2000

ARES MANAGEMENT, L.P.

7.00% Series A Preferred Units
(Liquidation Preference as specified below)

ARES MANAGEMENT, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that CEDE & CO. (the “Holder”), is the registered owner of the number shown on Schedule I hereto of fully paid and non-assessable units of the Partnership’s designated 7.00% Series A Preferred Units, with a Series A Liquidation Preference of $25.00 per unit (the “Series A Preferred Units”). The Series A Preferred Units are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Units represented hereby are and shall in all respects be subject to the provisions of the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of June 8, 2016, and as the same may be further amended from time to time (the “Agreement”). Capitalized terms used herein but not defined shall have the meaning given them in the Agreement. The Partnership will provide a copy of the Agreement to the Series A Holder without charge upon written request to the Partnership at its principal place of business. In the case of any conflict between this Certificate and the Agreement, the provisions of the Agreement shall control and govern.

Reference is hereby made to the provisions of the Series A Preferred Units set forth on the reverse hereof and in the Agreement, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Series A Holder is bound by the Agreement and is entitled to the benefits thereunder.

Unless the Transfer Agent has properly countersigned, these Series A Preferred Units shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Partnership by its General Partner this 8th of June, 2016.

ARES MANAGEMENT, L.P.

BY: Ares Management GP LLC, its general partner

By:	/s/ Michael D. Weiner

Name: Michael D. Weiner
Title: Authorized Signatory

COUNTERSIGNATURE

These are Series A Preferred Units referred to in the within-mentioned Agreement.

Dated: June 8, 2016

American Stock Transfer & Trust Company, LLC, as Transfer Agent

By:	/s/ Michael Legregin

Name: Michael Legregin
Title: Senior Vice President

REVERSE OF CERTIFICATE FOR SERIES A PREFERRED UNITS

Non-cumulative distributions on each Series A Preferred Unit shall be payable at the applicable rate provided in the Agreement.

The Partnership shall furnish without charge to each Series A Holder who so requests a summary of the authority of the Board of Directors of the General Partner to determine variations for future series within a class of Units and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of capital issued by the Partnership and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series A Preferred Units evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the Series A Preferred Units evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE I

ARES MANAGEMENT, L.P.

Global Series A Preferred Unit
7.00% Series A Preferred Unit

Certificate Number:

The number of Series A Preferred Units initially represented by this global Series A Preferred Unit shall be 11,000,000. Thereafter the Transfer Agent shall note changes in the number of Series A Preferred Units evidenced by this global Series A Preferred Unit in the table set forth below:

Date of Exchange	Amount of Decrease in Number of Units Represented by this Global Series A Preferred Unit	Amount of Increase in Number of Units Represented by this Global Series A Preferred Unit	Number of Units Represented by this Global Series A Preferred Unit following Decrease or Increase	Signature of Authorized Officer of Transfer Agent